Exhibit 10.1

DEBT-TO-EQUITY CONVERSION AGREEMENT

债转股协议

by and among
SINO GREEN LAND CORPORATION,
LUO XIONG and WO KUK CHING,
EMPOWER INTERNATIONAL TRADING SDN. BHD.,
and XU LIMING

由 SINO GREEN LAND CORPORATION、罗雄及鄔菊貞、EMPOWER INTERNATIONAL TRADING SDN. BHD. 及徐黎明签订

Dated as of September 30, 2026

日期：2026 年 9 月 30 日

Language. This Agreement is executed in English and Chinese. The Chinese text is provided for reference; in the event of any inconsistency between the two, the English text shall prevail.

语言。本协议以英文及中文签署。中文文本仅供参考，如中英文文本有任何不一致，以英文文本为准。

This DEBT-TO-EQUITY CONVERSION AGREEMENT (this “Agreement”), dated as of September 30, 2026, is entered into by and among SINO GREEN LAND CORPORATION, a Nevada corporation (the “Company”), LUO XIONG and WO KUK CHING, husband and wife (collectively, the “L&W Creditors”), EMPOWER INTERNATIONAL TRADING SDN. BHD., a Malaysia corporation (the “Empower Creditor”), and XU LIMING, an individual (the “Xu Creditor” and, together with the L&W Creditors and the Empower Creditor, the “Creditors”). The Company and the Creditors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

本《债转股协议》（”本协议”）于 2026 年 9 月 30 日由以下各方签订：SINO GREEN LAND CORPORATION，一家内华达州公司（”公司”）；罗雄（LUO XIONG）及鄔菊貞（WO KUK CHING），二人为夫妻（合称”L&W 债权人”）；EMPOWER INTERNATIONAL TRADING SDN. BHD.，一家马来西亚公司（”Empower 债权人”）；以及徐黎明（XU LIMING），个人（”徐债权人”，与 L&W 债权人及 Empower 债权人合称”债权人”）。公司与各债权人在本协议中单独称为”一方”，合称为”各方”。

RECITALS

鉴于条款

WHEREAS, the Company, through its operating subsidiary Tian Li Eco Group Holdings Sdn. Bhd., is engaged in the recycling of plastic waste bottles and packaging materials in Malaysia;

鉴于，公司通过其营运子公司 Tian Li Eco Group Holdings Sdn. Bhd. 在马来西亚从事塑料废瓶及包装材料的回收业务；

WHEREAS, as of June 30, 2026, the Company had outstanding amounts due to the L&W Creditors in the aggregate principal amount of US$1,397,670, to the Empower Creditor in the aggregate principal amount of US$875,858, and to the Xu Creditor in the aggregate principal amount of US$127,000, in each case representing unsecured, non-interest-bearing, demand loans made by the Creditors to the Company (collectively, the “Loans”);

鉴于，截至 2026 年 6 月 30 日，公司尚欠 L&W 债权人本金合计 1,397,670 美元、欠 Empower 债权人本金合计 875,858 美元、欠徐债权人本金合计 127,000 美元，上述款项均为债权人向公司提供的无担保、不计息、可随时要求偿还的借款（合称”借款”）；

WHEREAS, the L&W Creditors and the Empower Creditor are controlling persons (or entities controlled by controlling persons) of the Company, and the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to strengthen the Company’s capital base by converting the Loans, in whole, into shares of the Company’s common stock, par value US$0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement;

鉴于，L&W 债权人及 Empower 债权人为公司的控制人（或由控制人控制的实体），且公司董事会（”董事会”）认为，按照本协议所载条款并在其条件规限下，将借款全部转换为公司普通股（每股面值 0.001 美元，”普通股”），以增强公司资本基础，符合公司及其股东的最佳利益；

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

因此，基于上述鉴于条款以及本协议所载的相互承诺、陈述、保证与约定，并基于其他已确认收到且充分的有效对价，各方愿受法律约束，特此达成协议如下：

1. Definitions

第一条 定义

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“关联方”就任何人士而言，指直接或间接控制该人士、受该人士控制或与该人士受共同控制的任何其他人士。

“Business Day” means any day other than a Saturday, Sunday, or legal holiday on which banks in the State of Nevada or in New York, New York are authorized or required by law to be closed.

“营业日”指除星期六、星期日或内华达州或纽约州纽约市的银行依法获准或被要求停业的法定假日以外的任何一天。

“Closing” means the closing of the transactions contemplated by Section 2.4.

“交割”指第 2.4 条所述交易的完成。

“Closing Date” means the date on which the Closing occurs.

“交割日”指交割发生之日。

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“税法”指经修订的《1986 年美国国内税收法》。

“Common Stock” means the common stock of the Company, par value US$0.001 per share.

“普通股”指公司的普通股，每股面值 0.001 美元。

“Conversion Price” means US$0.50 per share of Common Stock.

“转换价格”指每股普通股 0.50 美元。

“Effective Time” means the date and time at which the Conversion is consummated on the Closing Date.

“生效时间”指于交割日完成转换的日期及时间。

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“交易法”指经修订的《1934 年美国证券交易法》。

“Governmental Authority” means any U.S. federal, state, local, or non-U.S. government, court, regulatory or administrative agency, commission, or authority.

“政府机构”指任何美国联邦、州、地方或非美国的政府、法院、监管或行政机构、委员会或主管部门。

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, or other adverse claim or restriction of any kind.

“权利负担”指任何抵押、质押、担保权益、产权负担、留置权或任何性质的其他不利主张或限制。

“Loans” means as defined in the Recitals.

“借款”具有鉴于条款中所述的含义。

“Material Adverse Effect” means any change, event, occurrence, or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole.

“重大不利影响”指单独或合计已经或可合理预期会对公司及其子公司整体的业务、财务状况或经营业绩产生重大不利影响的任何变化、事件、情况或事由。

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or Governmental Authority.

“人士”指任何个人、公司、合伙企业、有限责任公司、合营企业、协会、信托、非法人组织或政府机构。

“Rule 144” means Rule 144 promulgated under the Securities Act.

“第 144 条规则”指根据《证券法》颁布的第 144 条规则。

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“证券法”指经修订的《1933 年美国证券法》。

“Subsidiary” means any Person of which the Company owns, directly or indirectly, more than 50% of the outstanding voting securities or equity interests.

“子公司”指公司直接或间接拥有其 50% 以上已发行有表决权证券或股权的任何人士。

2. Conversion of the Loans

第二条 借款转换

2.1 Conversion Amounts. Subject to the terms and conditions of this Agreement, at the Effective Time, the entire outstanding principal balance of the Loans shall be converted, in whole and not in part, into shares of Common Stock as set forth in Section 2.3. From and after the Effective Time, the Loans shall be deemed fully satisfied, extinguished, and cancelled, and the Creditors shall have no further right, title, or interest in or to the Loans or any claim relating thereto.

2.1 转换金额。在本协议条款及条件的规限下，于生效时间，借款的全部未偿还本金余额应按第 2.3 条的规定全部（而非部分）转换为普通股。自生效时间起，借款视为已全部清偿、消灭及注销，债权人对借款或与之相关的任何主张不再享有任何权利、所有权或利益。

2.2 Conversion Price. The conversion price shall be US$0.50 per share of Common Stock (the “Conversion Price”), reflecting the most recent bona fide arm’s-length third-party purchase price for Common Stock and the value assigned to Common Stock issued under the Stock Purchase Agreements dated August 7, 2026 relating to the acquisition of Invent Fortune Sdn. Bhd. and Xing Da Plastics Sdn. Bhd.

2.2 转换价格。转换价格为每股普通股 0.50 美元（”转换价格”），该价格反映普通股最近一次真实、公平的第三方购买价格，以及根据 2026 年 8 月 7 日就收购 Invent Fortune Sdn. Bhd. 和 Xing Da Plastics Sdn. Bhd. 所签订的股份购买协议而发行的普通股所对应的价值。

2.3 Shares to Be Issued. The aggregate principal amount of each Loan, divided by the Conversion Price (rounded down to the nearest whole share), shall yield the number of shares of Common Stock to be issued to the applicable Creditor at the Closing as set forth below:

2.3 拟发行股份。每笔借款的本金总额除以转换价格（向下取整至最接近的整数股），即为交割时向相关债权人发行的普通股数量，具体如下：

Creditor 债权人	Loan Principal (USD) 借款本金（美元）	Conversion Price (USD/share) 转换价格（美元/股）	Shares of Common Stock 普通股股数
L&W Creditors (Luo Xiong and Wo Kuk Ching, jointly) L&W 债权人（罗雄及鄔菊貞，共同）	1,397,670	0.50	2,795,340
Empower Creditor Empower 债权人	875,858	0.50	1,751,716
Xu Creditor (Xu Liming) 徐债权人（徐黎明）	127,000	0.50	254,000
Total 合计	2,400,528	0.50	4,801,056

2.4 Closing. The closing of the issuance of shares of Common Stock pursuant to this Agreement (the “Closing”) shall take place remotely via the electronic exchange of executed documents and share delivery instructions on the date first written above, or on such other date as the Parties may mutually agree in writing. At the Closing: (a) the Company shall deliver to each Creditor (i) a written statement confirming the number of shares of Common Stock issued to such Creditor in book-entry form through the Company’s transfer agent and (ii) a copy of the unanimous written consent or meeting minutes of the Board evidencing approval of this Agreement and the transactions contemplated hereby; and (b) each Creditor shall deliver to the Company (x) a counterpart signature page to this Agreement duly executed by such Creditor and (y) a release of the applicable Loan in the form of Schedule C.

2.4 交割。本协议项下普通股的发行交割（”交割”）应于本协议文首所载日期，或各方书面同意的其他日期，以电子方式交换已签署文件及股份交付指示远程进行。交割时：(a) 公司应向每位债权人交付 (i) 确认通过公司过户代理人以账簿记录形式向该债权人发行普通股数量的书面声明，以及 (ii) 证明董事会批准本协议及本协议所述交易的董事会一致书面同意书或会议记录副本；及 (b) 每位债权人应向公司交付 (x) 经该债权人正式签署的本协议签字页副本，以及 (y) 按附表 C 格式签署的相关借款解除书。

2.5 Fractional Shares. No fractional shares of Common Stock shall be issued. If the application of the Conversion Price to any Loan would result in the issuance of a fractional share, such fraction shall be rounded down to the nearest whole share, and no cash shall be paid in lieu thereof.

2.5 零碎股份。不发行零碎普通股。若对任何借款适用转换价格将产生零碎股份，该零碎部分应向下取整至最接近的整数股，且不就此支付现金。

2.6 No Right to Adjust Conversion Price. The Conversion Price shall not be subject to adjustment or reset on the basis of subsequent changes in the trading price of the Common Stock, the financial performance of the Company, or any other circumstance, and the Parties waive any anti-dilution or reset right that might otherwise apply.

2.6 转换价格不予调整。转换价格不因普通股交易价格的后续变动、公司财务表现或任何其他情况而调整或重设，各方放弃任何可能适用的反稀释或重设权利。

3. Representations and Warranties of the Company

第三条 公司的陈述与保证

The Company hereby represents and warrants to each Creditor, as of the date hereof and as of the Closing Date, that:

公司特此于本协议签署之日及交割日向每位债权人陈述并保证：

3.1 Organization. the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to conduct its business as now conducted and to enter into this Agreement and perform its obligations hereunder;

3.1 组织。公司是根据内华达州法律正式成立、有效存续且信誉良好的公司，拥有开展现有业务、签订本协议及履行本协议项下义务所需的一切公司权力和授权；

3.2 Authorization; Enforceability. the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including approval by the Board, and no further action is required on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and similar laws affecting creditors’ rights generally and to general principles of equity;

3.2 授权；可执行性。本协议的签署、交付和履行以及本协议所述交易的完成，已获得公司一切必要的公司行动（包括董事会批准）的正式授权，公司无需采取进一步行动。本协议已由公司正式签署和交付，构成公司合法、有效且具有约束力的义务，可根据其条款对公司强制执行，但须受适用的破产、无力偿债、重组、延期偿付、欺诈性转让及一般影响债权人权利的类似法律以及衡平法一般原则的限制；

3.3 Capitalization. as of the date hereof, the authorized capital stock of the Company consists of (i) 780,000,000 shares of Common Stock, of which 162,093,238 shares are issued and outstanding, and (ii) 20,000,000 shares of preferred stock, par value US$0.001 per share, of which 1,784,178 shares are issued and outstanding. Except as disclosed in Schedule D, there are no outstanding options, warrants, convertible securities, or other rights to subscribe for or acquire any shares of Common Stock. The issuance of the shares of Common Stock pursuant to this Agreement will not violate or conflict with, or result in any acceleration of any indebtedness under, any of the Company’s charter or bylaws, any contract to which the Company is a party, or any applicable law;

3.3 股本。截至本协议签署之日，公司的法定股本包括 (i) 780,000,000 股普通股，其中 162,093,238 股已发行在外，及 (ii) 20,000,000 股优先股，每股面值 0.001 美元，其中 1,784,178 股已发行在外。除附表 D 所披露者外，不存在任何未行使的期权、认股权证、可转换证券或认购或取得普通股的其他权利。根据本协议发行普通股不会违反或抵触公司章程或细则、公司为一方的任何合同或任何适用法律，亦不会导致其项下任何债务加速到期；

3.4 Valid Issuance. the shares of Common Stock to be issued to the Creditors at the Closing, when issued and delivered in accordance with the terms of this Agreement against cancellation of the Loans, will be duly authorized, validly issued, fully paid, and non-assessable, and will be free and clear of all Liens (other than restrictions on transfer arising under federal and state securities laws and the restrictive legend referred to in Section 5.1);

3.4 有效发行。交割时向债权人发行的普通股，在按照本协议条款以注销借款为对价发行和交付后，将为经正式授权、有效发行、已缴足股款且无需追加缴款的股份，且不附带任何权利负担（但联邦及州证券法规定的转让限制及第 5.1 条所述限制性标注除外）；

3.5 No Conflicts. the execution, delivery, and performance of this Agreement does not (i) violate any law, rule, regulation, order, judgment, or decree applicable to the Company or its Subsidiaries; (ii) conflict with or result in a breach or violation of any of the terms or conditions of the Company’s articles of incorporation or bylaws; or (iii) conflict with, result in a breach of, constitute a default under, or result in the acceleration of any contract to which the Company or any of its Subsidiaries is a party;

3.5 无冲突。本协议的签署、交付和履行不会 (i) 违反适用于公司或其子公司的任何法律、规则、法规、命令、判决或裁定；(ii) 与公司章程或细则的任何条款或条件相抵触或构成违反；或 (iii) 与公司或其任何子公司为一方的任何合同相抵触、构成违约或导致其加速到期；

3.6 Consents. no consent, approval, authorization, order, registration, qualification, or filing of, with, or to any Governmental Authority or other Person is required to be obtained or made by the Company in connection with the execution, delivery, and performance of this Agreement or the issuance of the shares of Common Stock, other than (i) the filing of a Form D with the U.S. Securities and Exchange Commission (the “SEC”), if applicable; (ii) the filing of a Current Report on Form 8-K with the SEC under Item 3.02 and any related Item 1.01, 2.03, 9.01, or 7.01 entries, as applicable; (iii) the filing of a Form 4 by any reporting person under Section 16 of the Exchange Act; and (iv) any blue sky filings required under applicable state securities laws;

3.6 同意。公司就本协议的签署、交付和履行或普通股的发行，无需取得任何政府机构或其他人士的同意、批准、授权、命令、登记、资格或备案，但以下各项除外：(i) 向美国证券交易委员会（”SEC”）提交 D 表格（如适用）；(ii) 根据第 3.02 项及相关的第 1.01、2.03、9.01 或 7.01 项（如适用）向 SEC 提交 8-K 表格现行报告；(iii) 任何申报人根据《交易法》第 16 条提交 4 表格；及 (iv) 适用州证券法要求的任何”蓝天法”备案；

3.7 No Other Representations. except for the representations and warranties expressly set forth in this Article 3, neither the Company nor any other Person makes, or shall be deemed to have made, any other express or implied representation or warranty.

3.7 无其他陈述。除本第三条明确规定的陈述与保证外，公司或任何其他人士均不作出、亦不应被视为已作出任何其他明示或默示的陈述或保证。

4. Representations and Warranties of Each Creditor

第四条 各债权人的陈述与保证

Each Creditor hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Closing Date (and as to the Empower Creditor, with respect to its representative executing this Agreement on its behalf, as to its personal capacity), that:

每位债权人特此各自（而非连带）于本协议签署之日及交割日向公司陈述并保证（就 Empower 债权人而言，亦包括代表其签署本协议的代表以个人身份作出的陈述与保证）：

4.1 Authority; Enforceability. such Creditor has all requisite power, authority, and legal capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Creditor and constitutes the legal, valid, and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms;

4.1 授权；可执行性。该债权人拥有签订本协议及履行本协议项下义务所需的一切权力、授权和法律行为能力。本协议已由该债权人正式签署和交付，构成该债权人合法、有效且具有约束力的义务，可根据其条款对该债权人强制执行；

4.2 Ownership of Loans; No Encumbrances. such Creditor is the sole legal and beneficial owner of the principal amount of the Loans set forth opposite such Creditor’s name in Schedule A, free and clear of all Liens. Such Creditor has not assigned, transferred, or otherwise disposed of any portion of such Loans. Upon the issuance of shares of Common Stock to such Creditor at the Closing, the Loans shall be cancelled and extinguished in full, and such Creditor shall have no further rights with respect thereto;

4.2 借款所有权；无权利负担。该债权人是附表 A 中其名称对应的借款本金的唯一合法及实益拥有人，且不附带任何权利负担。该债权人未曾转让、让与或以其他方式处置该借款的任何部分。交割时向该债权人发行普通股后，该借款即全部注销和消灭，该债权人对其不再享有任何权利；

4.3 Investment Intent. such Creditor is acquiring the shares of Common Stock to be issued to it hereunder for its own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state or non-U.S. securities laws;

4.3 投资意图。该债权人取得本协议项下向其发行的普通股，仅为其自身账户及投资目的，并非为违反《证券法》或任何适用的州或非美国证券法而进行分销或与分销有关的出售；

4.4 Status as Accredited Investor or Non-U.S. Person. such Creditor (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and has, either alone or together with its professional advisors, such knowledge, sophistication, and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the shares of Common Stock, or (b) is not a “U.S. person” as defined in Regulation D under the Securities Act and is acquiring the shares of Common Stock in an offshore transaction within the meaning of Regulation S under the Securities Act;

4.4 合格投资者或非美国人士身份。该债权人 (a) 是《证券法》D 条例第 501(a) 条所定义的”合格投资者”，且单独或与其专业顾问共同具备评估普通股投资的利弊和风险所需的商业和财务知识、经验与判断能力，或 (b) 不是《证券法》D 条例所定义的”美国人士”，且是在《证券法》S 条例所指的境外交易中取得普通股；

4.5 Restricted Securities; Legends. such Creditor understands that the shares of Common Stock to be issued hereunder constitute “restricted securities” under U.S. federal securities laws and may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Securities Act or an exemption from such registration requirements, and that the certificates or book-entry notations evidencing such shares shall bear the legends set forth in Section 5.1;

4.5 受限证券；标注。该债权人理解，本协议项下发行的普通股属于美国联邦证券法下的”受限证券”，在未根据《证券法》作出有效登记或取得登记豁免的情况下，不得要约出售、出售、转让、质押或以其他方式处置，且证明该等股份的股票或账簿记录将附有第 5.1 条所载的标注；

4.6 No General Solicitation. such Creditor was not induced to enter into this Agreement by, and did not become aware of the transactions contemplated hereby through, any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act;

4.6 无公开劝诱。该债权人并非因《证券法》D 条例所指的任何形式的公开劝诱或公开广告而签订本协议，亦非通过该等方式获悉本协议所述交易；

4.7 Access to Information. such Creditor has had the opportunity to review the 2026 Form 10-K and such other filings of the Company with the SEC as such Creditor deemed necessary or appropriate, and has been afforded the opportunity to ask questions of, and receive answers from, the Company’s management regarding the terms and conditions of this Agreement and the transactions contemplated hereby;

4.7 获取信息。该债权人已有机会审阅 2026 年 10-K 表格及其认为必要或适当的公司向 SEC 提交的其他文件，并已有机会就本协议的条款和条件及本协议所述交易向公司管理层提问并获得解答；

4.8 Reliance. such Creditor understands and acknowledges that the Company is relying on the truth and accuracy of the foregoing representations, warranties, and acknowledgments to determine the availability of certain exemptions from the registration requirements of U.S. federal and state securities laws;

4.8 依赖。该债权人理解并确认，公司依赖上述陈述、保证和确认的真实性与准确性，以确定是否可适用美国联邦及州证券法登记要求的若干豁免；

4.9 No Distribution Compliance Period Infringement (Reg S). if such Creditor is relying on Regulation S for the exemption from registration, such Creditor is not acquiring the shares of Common Stock for the account or benefit of any U.S. person, and such Creditor will observe the applicable distribution compliance period and other conditions of Regulation S; and

4.9 遵守分销合规期（S 条例）。如该债权人依据 S 条例获得登记豁免，该债权人并非为任何美国人士的账户或利益而取得普通股，且该债权人将遵守适用的分销合规期及 S 条例的其他条件；及

4.10 Brokers. no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Creditor.

4.10 经纪人。任何经纪人、中介人或投资银行均无权根据该债权人或其代表作出的安排，就本协议所述交易收取任何经纪佣金、中介费或其他费用或佣金。

5. Covenants

第五条 承诺事项

5.1 Legends. the Company shall cause each book-entry statement or certificate, as the case may be, evidencing shares of Common Stock issued pursuant to this Agreement to bear a restrictive legend substantially in the form set forth below, in addition to any legend required under applicable state securities laws or the laws of any non-U.S. jurisdiction: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE THEREWITH. THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS OF A DEBT-TO-EQUITY CONVERSION AGREEMENT DATED AS OF SEPTEMBER 30, 2026, A COPY OF WHICH IS ON DISPLAY.”

5.1 标注。公司应促使证明根据本协议发行的普通股的每份账簿记录声明或股票（视情况而定）附有大致如下格式的限制性标注，以及适用州证券法或任何非美国司法管辖区法律要求的任何标注：”本证券未根据经修订的《1933 年美国证券法》或任何州证券法进行登记，仅可在遵守该等法律的情况下要约出售、出售、转让、质押或以其他方式处置。本证券亦受日期为 2026 年 9 月 30 日的债转股协议条款约束，该协议副本可供查阅。”

5.2 Form D Filing; 8-K Disclosure. the Company shall, (a) within fifteen (15) days after the first sale of the shares of Common Stock issued hereunder, file a Form D with the SEC under Regulation D promulgated under the Securities Act, and (b) within four (4) Business Days after the Closing, file a Current Report on Form 8-K disclosing the Closing and the material terms of this Agreement under Items 1.01, 3.02, and 9.01 (and any other applicable Items) of Form 8-K. The Creditors shall reasonably cooperate with the Company in the preparation of such filings, including the provision of information required to be disclosed therein.

5.2 D 表格备案；8-K 披露。公司应 (a) 在本协议项下普通股首次出售后十五 (15) 日内，根据《证券法》D 条例向 SEC 提交 D 表格，及 (b) 在交割后四 (4) 个营业日内，根据 8-K 表格第 1.01、3.02 及 9.01 项（及任何其他适用项目）提交 8-K 表格现行报告，披露交割及本协议的主要条款。债权人应在编制该等文件时与公司合理配合，包括提供须在其中披露的信息。

5.3 Form 4; Schedule 13D/G. the Creditors acknowledge that they may be required to file a Form 4 within two (2) Business Days after the Closing to report the acquisition of the shares of Common Stock pursuant to Section 16(a) of the Exchange Act, and to amend, if required, any Schedule 13D or Schedule 13G filed by them with respect to the Company.

5.3 4 表格；13D/G 附表。债权人确认，其可能须在交割后两 (2) 个营业日内根据《交易法》第 16(a) 条提交 4 表格以申报取得普通股，并在需要时修订其就公司提交的任何 13D 附表或 13G 附表。

5.4 Notice of Proposed Issuances. for so long as the Creditors beneficially own shares of Common Stock issued hereunder, the Company shall provide each Creditor with at least fifteen (15) days’ prior written notice of any proposed issuance of Common Stock or securities convertible into or exchangeable for Common Stock at a price per share below the Conversion Price then in effect, which notice shall specify the proposed price and material terms of such issuance.

5.4 拟发行股份的通知。只要债权人实益拥有本协议项下发行的普通股，公司拟以低于当时有效转换价格的每股价格发行普通股或可转换或交换为普通股的证券时，应至少提前十五 (15) 日书面通知每位债权人，通知中应载明拟定价格及该次发行的主要条款。

5.5 Reservation of Shares. the Company shall at all times reserve and keep available, free from preemptive or similar rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the issuance of shares of Common Stock under this Agreement, a sufficient number of shares of Common Stock to permit the issuance thereof. The Company shall take all such corporate action as may be necessary to ensure that all such shares may be issued as validly permitted hereunder.

5.5 股份预留。公司应始终从其已授权但未发行的普通股中预留并保持足够数量的普通股（且不受优先认购权或类似权利限制），专门用于本协议项下普通股的发行。公司应采取一切必要的公司行动，确保所有该等股份可按本协议的规定有效发行。

5.6 Use of Proceeds; No Cash Consideration. the Parties acknowledge that no cash consideration shall be paid by the Company in connection with the issuance of shares of Common Stock under this Agreement. The consideration for such shares shall consist solely of the cancellation of the Loans.

5.6 所得款项用途；无现金对价。各方确认，公司就本协议项下普通股的发行不支付任何现金对价。该等股份的对价仅为借款的注销。

5.7 Public Announcements. except as otherwise required by applicable law or stock exchange rule, no Party shall issue any press release or other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed).

5.7 公开公告。除适用法律或证券交易所规则另有要求外，未经其他各方事先书面同意（该同意不得被无理拒绝或延迟），任何一方均不得发布与本协议或本协议所述交易有关的任何新闻稿或其他公开公告。

5.8 Further Assurances. each Party shall execute and deliver such additional documents and instruments and take such further actions as may be reasonably necessary or desirable to carry out the purposes of this Agreement and consummate the transactions contemplated hereby.

5.8 进一步保证。各方应签署和交付合理必要或适宜的额外文件和文书，并采取进一步行动，以实现本协议的目的及完成本协议所述交易。

6. Conditions Precedent to Closing

第六条 交割的先决条件

The obligations of the Parties to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction (or waiver in writing by the Parties) of the following conditions precedent:

各方于交割时完成本协议所述交易的义务，以下列先决条件获得满足（或经各方书面豁免）为前提：

6.1 Board Approval. the Board, including its disinterested director(s), shall have duly authorized and approved this Agreement and the transactions contemplated hereby, including the issuance of the shares of Common Stock hereunder;

6.1 董事会批准。董事会（包括其无利害关系董事）已正式授权和批准本协议及本协议所述交易，包括本协议项下普通股的发行；

6.2 No Injunction. no law, order, decree, or injunction shall be in effect that prohibits or restrains the consummation of the transactions contemplated hereby;

6.2 无禁令。不存在禁止或限制完成本协议所述交易的任何有效法律、命令、裁定或禁令；

6.3 No Material Adverse Effect. since the date of the 2026 Form 10-K, there shall not have occurred any change, event, occurrence, or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

6.3 无重大不利影响。自 2026 年 10-K 表格日期起，未发生单独或合计已经或可合理预期会产生重大不利影响的任何变化、事件、情况或事由；

6.4 Representations and Warranties. the representations and warranties of the Parties contained in Articles 3 and 4 shall be true and correct in all material respects (or in all respects, in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of the Closing Date, with the same effect as if made on and as of the Closing Date;

6.4 陈述与保证。各方在第三条和第四条中所作的陈述与保证，于交割日在所有重大方面均真实准确（如该陈述与保证已受重要性或重大不利影响的限定，则在所有方面均真实准确），其效力如同于交割日作出；

6.5 Closing Deliveries. each Party shall have delivered to the other Party a counterpart signature page to this Agreement and the other closing deliveries contemplated by Section 2.4; and

6.5 交割交付文件。各方均已向其他方交付本协议签字页副本及第 2.4 条所述的其他交割交付文件；及

7. Termination

第七条 终止

7.1 Termination Prior to Closing. this Agreement may be terminated at any time prior to the Closing (a) by mutual written agreement of the Parties; (b) by either Party, upon written notice to the other Parties, if the Closing has not occurred on or before December 31, 2026 (the “Outside Date”), provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose breach of any representation, warranty, or covenant in this Agreement has been the primary cause of the failure of the Closing to occur on or prior to the Outside Date; (c) by the non-breaching Party, upon written notice to the breaching Party, if the other Party has materially breached any representation, warranty, or covenant in this Agreement and such breach is incapable of cure or has not been cured within thirty (30) days after written notice thereof; or (d) by either Party, upon written notice to the other Parties, if any law or final, non-appealable order prohibits or restrains the consummation of the transactions contemplated hereby.

7.1 交割前终止。本协议可于交割前的任何时间按以下方式终止：(a) 经各方书面同意；(b) 如交割未于 2026 年 12 月 31 日（”最后期限”）或之前发生，任何一方可书面通知其他方终止本协议，但如任何一方违反本协议中的陈述、保证或承诺是交割未能于最后期限或之前发生的主要原因，则该方不得依据本第 7.1(b) 条终止本协议；(c) 如另一方严重违反本协议中的任何陈述、保证或承诺，且该违约无法补救或在收到书面通知后三十 (30) 日内未获补救，则守约方可书面通知违约方终止本协议；或 (d) 如任何法律或最终且不可上诉的命令禁止或限制完成本协议所述交易，任何一方可书面通知其他方终止本协议。

7.2 Effect of Termination. in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability or obligation on the part of any Party hereto, except that (a) the provisions of this Article 7, Article 8, and Article 9 shall survive any such termination, and (b) no such termination shall relieve any Party from liability for any willful and material breach of any representation, warranty, or covenant in this Agreement occurring prior to such termination.

7.2 终止的效力。如本协议根据第 7.1 条终止，本协议即告无效且不再具有任何效力，任何一方均不承担任何责任或义务，但 (a) 本第七条、第八条及第九条的规定在终止后继续有效，且 (b) 终止不免除任何一方在终止前故意且严重违反本协议中任何陈述、保证或承诺的责任。

8. Indemnification

第八条 赔偿

8.1 Survival. the representations and warranties of the Parties contained in Articles 3 and 4 shall survive the Closing for a period of eighteen (18) months following the Closing Date; provided, that the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 4.1, and 4.2 (collectively, the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations plus sixty (60) days.

8.1 存续。各方在第三条和第四条中所作的陈述与保证在交割后继续有效，期限为交割日后十八 (18) 个月；但第 3.1、3.2、3.4、4.1 及 4.2 条所载的陈述与保证（合称”基本陈述”）应持续有效至适用诉讼时效届满后六十 (60) 日。

8.2 Indemnification by the Company. subject to the limitations set forth in this Article 8, the Company shall indemnify, defend, and hold harmless each Creditor and its Affiliates, and their respective successors, assigns, officers, directors, employees, and agents (collectively, the “Creditor Indemnitees”), from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) actually incurred or suffered by any Creditor Indemnitee arising out of or resulting from (a) any breach of any representation or warranty of the Company contained in this Agreement, or (b) any breach or non-fulfillment of any covenant or agreement of the Company contained in this Agreement.

8.2 公司的赔偿。在本第八条所载限制的规限下，公司应就任何债权人受偿方因 (a) 公司违反本协议所载的任何陈述或保证，或 (b) 公司违反或未履行本协议所载的任何承诺或约定，而实际发生或遭受的任何及所有损失、损害、责任、成本和费用（包括合理的律师费）（合称”损失”），向每位债权人及其关联方，以及其各自的继承人、受让人、高级职员、董事、雇员和代理人（合称”债权人受偿方”）作出赔偿、为其抗辩并使其免受损害。

8.3 Indemnification by the Creditors. subject to the limitations set forth in this Article 8, each Creditor shall, severally and not jointly, indemnify, defend, and hold harmless the Company and its Affiliates, and their respective successors, assigns, officers, directors, employees, and agents (collectively, the “Company Indemnitees”), from and against any and all Losses actually incurred or suffered by any Company Indemnitee arising out of or resulting from (a) any breach of any representation or warranty of such Creditor contained in this Agreement, or (b) any breach or non-fulfillment of any covenant or agreement of such Creditor contained in this Agreement.

8.3 债权人的赔偿。在本第八条所载限制的规限下，每位债权人应各自（而非连带）就任何公司受偿方因 (a) 该债权人违反本协议所载的任何陈述或保证，或 (b) 该债权人违反或未履行本协议所载的任何承诺或约定，而实际发生或遭受的任何及所有损失，向公司及其关联方，以及其各自的继承人、受让人、高级职员、董事、雇员和代理人（合称”公司受偿方”）作出赔偿、为其抗辩并使其免受损害。

8.4 Limitations on Indemnification. the aggregate liability of any Party for indemnification under this Article 8 shall not exceed the principal amount of the Loans converted by such Party under this Agreement; provided, that no such limitation shall apply to Losses arising from fraud, intentional misrepresentation, or willful misconduct. No Party shall be liable for any consequential, indirect, special, exemplary, or punitive damages.

8.4 赔偿限制。任何一方根据本第八条承担的赔偿责任总额，不得超过该方根据本协议转换的借款本金金额；但因欺诈、故意虚假陈述或故意不当行为所产生的损失不受此限制。任何一方均不对任何间接、附带、特殊、惩戒性或惩罚性损害赔偿承担责任。

8.5 Exclusive Remedy. except for claims based on fraud, intentional misrepresentation, or willful misconduct, the indemnification rights and remedies provided in this Article 8 shall be the sole and exclusive remedy of the Parties for breaches of representations, warranties, or covenants in this Agreement.

8.5 唯一救济。除基于欺诈、故意虚假陈述或故意不当行为的索赔外，本第八条规定的赔偿权利和救济，是各方就违反本协议中陈述、保证或承诺的唯一及排他性救济。

9. Miscellaneous

第九条 其他条款

9.1 Governing Law. this Agreement, and all claims or causes of action (whether in contract, tort, or statute) that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution, or performance hereof, shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

9.1 管辖法律。本协议，以及可能基于本协议或本协议的谈判、签署或履行而产生或与之相关的所有索赔或诉因（无论基于合同、侵权或法规），均受内华达州法律管辖并按其解释，不适用任何会导致适用内华达州以外任何司法管辖区法律的法律选择或冲突规则（无论是内华达州或任何其他司法管辖区的规则）。

9.2 Submission to Jurisdiction. each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, in respect of any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

9.2 接受司法管辖。各方不可撤销地同意，就因本协议引起或与本协议有关的任何诉讼或程序，接受位于内华达州克拉克县的州法院及联邦法院的专属管辖，并不可撤销地放弃其现在或将来可能对在该等法院提起该等诉讼或程序的地点提出的任何异议，或关于在该等法院提起的诉讼或程序属于不便利诉讼地的任何主张。

9.3 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.3 放弃陪审团审判。在适用法律允许的最大范围内，各方特此不可撤销地放弃在因本协议或本协议所述交易引起或与之有关的任何诉讼、程序或反诉中（无论基于合同、侵权或其他）要求陪审团审判的任何及所有权利。

9.4 Notices. all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth on the signature pages hereto (or to such other address as a Party may designate by notice given in accordance with this Section).

9.4 通知。本协议项下的所有通知、请求、同意、索赔、要求、豁免及其他通讯均应以书面形式作出，并在以下时间视为已正式送达：(a) 专人送达时（附书面签收确认）；(b) 如通过全国知名的隔夜快递发送（要求回执），于收件人收到时；(c) 如以电子邮件发送 PDF 文件（附发送确认），在收件人正常营业时间内发送的，于发送当日，在收件人正常营业时间后发送的，于下一个营业日；或 (d) 如以挂号信或保价邮件寄送（要求回执，邮资预付），于寄出后第三日。该等通讯须按本协议签字页所载地址（或一方根据本条发出通知指定的其他地址）发送给相关方。

9.5 Entire Agreement. this Agreement (including the Schedules attached hereto) constitutes the entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior or contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between the Parties with respect to such subject matter.

9.5 完整协议。本协议（包括所附附表）构成各方就本协议标的事项达成的完整协议，并取代各方此前或同时就该标的事项达成的所有口头或书面协议、谅解、谈判和讨论。

9.6 Amendment; Waiver. no provision of this Agreement may be amended or modified, except by a written instrument signed by each Party. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and signed by the waiving Party. No failure or delay by a Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof.

9.6 修订；豁免。除经各方签署的书面文件外，本协议的任何条款均不得修订或修改。任何一方对本协议任何条款的豁免，除非以书面明确作出并由豁免方签署，否则无效。一方未行使或延迟行使本协议项下的任何权利、权力或特权，不构成对该等权利的豁免。

9.7 Assignment. neither Party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other Parties; provided, that any Creditor may assign its rights hereunder to an Affiliate of such Creditor upon written notice to the Company. Any purported assignment in violation of this Section shall be null and void.

9.7 转让。未经其他各方事先书面同意，任何一方均不得通过法律规定或其他方式转让、委托或以其他方式转移其在本协议项下的任何权利或义务；但任何债权人可在书面通知公司后，将其在本协议项下的权利转让给其关联方。违反本条的任何转让均属无效。

9.8 Counterparts; Electronic Signature. this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission (including DocuSign or any similar e-signature platform) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.8 副本；电子签名。本协议可签署多份副本，每份副本均视为原件，所有副本共同构成同一份协议。通过电子邮件或其他电子传输方式（包括 DocuSign 或任何类似电子签名平台）交付的本协议签署副本，与交付本协议签署原件具有同等法律效力。

9.9 Severability. if any term or provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.9 可分割性。如本协议的任何条款在任何司法管辖区被认定为无效、违法或不可执行，该无效、违法或不可执行不影响本协议的任何其他条款，亦不使该条款在任何其他司法管辖区无效或不可执行。

9.10 Specific Performance. the Parties acknowledge and agree that irreparable damage may occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that monetary damages, even if available, may not be an adequate remedy therefor. Accordingly, the Parties shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

9.10 强制履行。各方确认并同意，如本协议的任何条款未按其具体条款履行或以其他方式被违反，可能造成无法弥补的损害，且金钱赔偿（即使可获得）可能不足以作为救济。因此，除依法或依衡平法可获得的任何其他救济外，各方有权获得强制履行、禁令及其他衡平法救济，以防止违反本协议并强制执行本协议的条款和规定。

9.11 No Third-Party Beneficiaries. except as expressly provided in Article 8, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

9.11 无第三方受益人。除第八条明确规定外，本协议仅为各方及其各自的继承人和获准受让人的利益而订立，本协议的任何内容（无论明示或默示）均无意亦不得授予任何其他人士任何性质的法律或衡平法上的权利、利益或救济。

9.12 Construction. the Parties acknowledge that each Party has been represented by counsel (or had the opportunity to be represented by counsel) in the negotiation and drafting of this Agreement, and accordingly any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied to the construction or interpretation of this Agreement.

9.12 解释。各方确认，每一方在本协议的谈判和起草过程中均已获得律师代表（或有机会获得律师代表），因此，在解释本协议时，不适用任何将歧义解释为不利于起草方的解释规则。

SIGNATURE PAGE 签字页

IN WITNESS WHEREOF, the Parties have caused this Debt-to-Equity Conversion Agreement to be duly executed and delivered as of the date first written above.

兹此为证，各方已促使本《债转股协议》于文首所载日期正式签署并交付。

THE COMPANY 公司 :		THE EMPOWER CREDITOR Empower 债权人 :

SINO GREEN LAND CORPORATION		EMPOWER INTERNATIONAL TRADING SDN. BHD

By 签署 :		By 签署:
Name 姓名:	Wo Kuk Ching 鄔菊貞	Name 姓名:	Kee Seng Yam
Title 职务:	President and Chief Executive Officer 总裁兼首席执行官	Title 职务:	Director 董事

THE L&W CREDITORS L&W 债权人:		THE L&W CREDITORS L&W 债权人:

LUO XIONG 罗雄		WO KUK CHING 鄔菊貞

By 签署:		By 签署:
Name 姓名:	Luo Xiong	Name 姓名:	Wo Kuk Ching
Title 职务:	Individual 个人	Title 职务:	Individual 个人

THE XU CREDITOR 徐债权人:

XU LIMING 徐黎明

By 签署:
Name 姓名:	Xu Liming
Title 职务:	Individual 个人